[Aetna letterhead]

                151 Farmington Avenue      Susan E. Bryant
                Hartford, CT  06156        Counsel
                                           Investments & Financial Services,
                                           RE4C
                                            (860) 273-7834
                                           Fax: (860) 273-8340


December 23, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Attention:    Filing Desk

          Re: Variable Annuity Account B of Aetna Life Insurance
                  and Annuity Company
              Pre-Effective Amendment No. 1 to
              Registration Statement on Form N-4
              File Nos. 333-09515 and 811-2512

Gentlemen:

The undersigned has acted as counsel to Aetna Life Insurance and Annuity Company a Connecticut life insurance company (the "Company") in connection with the registration on Form N-4 of interests in Variable Annuity Account B of the Company. It is my understanding that the Company, as depositor, has registered an indefinite amount of securities (the Securities) under the Securities Act of 1933, as amended ("Securities Act") as provided in Rule 24f-2 under the Investment Company Act of 1940 (the "Investment Company Act").

In connection with such representation, I have reviewed the N-4 Registration Statement filed on August 2, 1996 and this Pre-Effective Amendment No. 1. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of rendering this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

I am admitted to practice law in Connecticut, New York and Oklahoma, and do not purport to be an expert on the laws of any other state. My opinion herein as to any other law is based upon a limited inquiry thereof which I have deemed appropriate under the circumstances.



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Securities and Exchange Commission
December 23, 1996


Based upon the foregoing, I am of the opinion that the Securities have been duly and validly authorized and, assuming the securities will be issued and sold in accordance with the provisions of the prospectus, will constitute legal and binding obligations of the Company.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to my being named under the caption "Legal Matters" in the prospectus contained therein.


Sincerely,

/s/ Susan E. Bryant
    Susan E. Bryant
    Counsel